Digital Turbine Reports Fourth Quarter and Fiscal Year 2022 Financial Results
Fiscal 2022 Revenue of $747.6 Million Increased 138% on an As-Reported Basis; Fourth Quarter Revenue Totaled $184.1 Million
Fiscal 2022 GAAP Net Income of $35.6 Million and GAAP EPS of $0.35
Fiscal 2022 Non-GAAP EPS1 of $1.66 Increased 124% Year-Over-Year; Fiscal 2022 Non-GAAP Adjusted EBITDA2 of $195.2 Million Increased 158% Year-Over-Year
Austin, TX – May 31, 2022 – Digital Turbine, Inc. (Nasdaq: APPS) announced financial results for the fiscal full year and quarter ended March 31, 2022. The Company completed the acquisitions of AdColony Holdings AS (“AdColony”) and Fyber N.V. (“Fyber”) on April 29 and May 25, 2021, respectively. Specific references made to “pro forma” results in this release provide investors with quarterly results and comparisons as if all acquired businesses were owned for the entirety of fiscal years 2021 and 2022. The Company believes that pro forma results, where applicable, can provide investors with more relevant year-over-year comparisons. As was initially announced on May 11, 2022, the Company has restated its financial results for the fiscal year 2022 quarters to reflect revenue net of revenue share costs for certain product offerings of the acquired AdColony and Fyber businesses. Results discussed below reflect this change.
Recent Financial Highlights:
•Fiscal fourth quarter of 2022 revenue totaled $184.1 million, representing a 94% increase year-over-year on an as-reported basis and a 19% increase year-over-year as compared to the comparable pro forma figure for the fiscal fourth quarter of 2021.
•Fiscal year 2022 revenue totaled $747.6 million, representing a 138% increase year-over-year on an as-reported basis. On a pro forma basis, fiscal year 2022 revenue increased 41% year-over-year as compared to the comparable pro forma figure for fiscal year 2021.
•GAAP net income for the fiscal fourth quarter of 2022 was $20.1 million, or $0.19 per share, as compared to GAAP net income for the fiscal fourth quarter of 2021 of $30.1 million, or $0.31 per share. Non-GAAP adjusted net income1 for the fiscal fourth quarter of 2022 was $41.0 million, or $0.39 per share, as compared to Non-GAAP adjusted net income1 of $24.5 million, or $0.25 per share, in the fiscal fourth quarter of 2021.
•GAAP net income for fiscal year 2022 was $35.6 million, or $0.35 per share, as compared to GAAP net income for fiscal year 2021 of $54.9 million, or $0.57 per share. Non-GAAP adjusted net income1 for fiscal year 2022 was $170.6 million, or $1.66 per share, representing an increase of 124% year-over-year.
•Non-GAAP adjusted EBITDA2 for the fiscal fourth quarter of 2022 was $50.4 million, representing an increase of 124% as compared to Non-GAAP adjusted EBITDA2 of $22.5 million in the fiscal fourth quarter of 2021.
•Non-GAAP Adjusted EBITDA2 for fiscal year 2022 totaled $195.2 million, representing 158% growth when compared to Non-GAAP Adjusted EBITDA2 of $75.6 million in fiscal year 2021.

Digital Turbine Reports Fiscal 2022 Fourth Quarter Financial Results
May 31, 2022

“It is more important than ever to have a clear vision of where you are going as a Company, and to have a highly profitable, proven, and scalable business model to get there in times like these,” said Bill Stone, CEO. “The macro world has changed considerably in recent months, and I am proud of our team’s focus and execution to adjust to the rapidly evolving operating conditions. We have made material progress on a number of key future growth drivers, such as SingleTap licensing, our role in the future of app stores, and the enhancement of numerous strategic partnerships with market-leading companies looking to leverage DT platform offerings as a core part of their respective growth initiatives. While macro headwinds will present certain challenges for nearly all companies in the short-term, I am confident that those headwinds will be less impactful for highly profitable growth businesses like ours generating nine-figures of free cash flow per year. Additionally, I believe the recent changes in the reporting of our revenue should help facilitate relative peer comparisons and highlight the relative profitability of our platform business model.”
Fourth Quarter Fiscal 2022 Financial Results
Total revenue for the fourth quarter of fiscal 2022 was $184.1 million, representing a 94% increase year-over-year on an as-reported basis and a 19% increase year-over-year as compared to the comparable pro forma figure for the fiscal fourth quarter of 2021. Total “On-Device Media” revenue, which represents revenue derived from the Company’s Application Media and Content Media platform products before intercompany eliminations, increased 22% year-over-year to $119.2 million. Before intercompany eliminations, total revenue from our two “In-App Media” segments, which represents revenue derived from the Fyber and AdColony businesses, increased 16% year-over-year on a pro forma basis to $69.6 million. Fyber contributed $29.2 million during the quarter, while AdColony contributed $40.4 million during the quarter.
GAAP net income for the fiscal fourth quarter of 2022 was $20.1 million, or $0.19 per share. Non-GAAP adjusted net income1 for the fourth quarter of fiscal 2022 was $41.0 million, or $0.39 per share, as compared to Non-GAAP adjusted net income1 of $24.5 million, or $0.25 per share, in the fourth quarter of fiscal 2021.
Non-GAAP adjusted EBITDA2 for the fourth quarter of fiscal 2022 was $50.4 million, representing an increase of 124% year-over-year when compared to Non-GAAP adjusted EBITDA2 of $22.5 million in the fourth quarter of fiscal 2021. The reconciliations between GAAP and Non-GAAP financial results for all referenced periods are provided in the tables immediately following the Unaudited Consolidated Statements of Cash Flows below.
Full Year Fiscal 2022 Financial Results
Total revenue for fiscal 2022 was $747.6 million, representing 138% annual growth on as as-reported basis. On a pro forma basis, fiscal year 2022 revenue increased 41% year-over-year as compared to the comparable pro forma figure for fiscal year 2021.
GAAP net income for fiscal 2022 was $35.6 million, or $0.35 per share. Non-GAAP adjusted net income1 for fiscal 2022 was $170.6 million, or $1.66 per share, as compared to Non-GAAP adjusted net income1 of $71.5 million, or $0.74 per share, in fiscal 2021.
Non-GAAP adjusted EBITDA2 for fiscal 2022 was $195.2 million, representing an increase of 158% year-over-year when compared to Non-GAAP adjusted EBITDA2 of $75.6 million in fiscal 2021. The reconciliations between GAAP and Non-GAAP financial results for all referenced periods are provided in the tables immediately following the Unaudited Consolidated Statements of Cash Flows below.

Digital Turbine Reports Fiscal 2022 Fourth Quarter Financial Results
May 31, 2022

Business Outlook
Based on information available as of May 31, 2022, the Company currently expects the following for the first quarter of fiscal 2023:
•Revenue of between $183 million and $187 million
•Non-GAAP adjusted EBITDA2 of between $49 million and $51 million
•Non-GAAP adjusted EPS1 of $0.34 to $0.35, based on approximately 105 million diluted shares outstanding and an effective tax rate of 25% on Non-GAAP adjusted net income
It is not reasonably practicable to provide a business outlook for GAAP net income from continuing operations because the Company cannot reasonably estimate the changes in stock-based compensation expense, which is directly impacted by changes in the Company’s stock price, or other items that are difficult to predict with precision.
About Digital Turbine, Inc.
Digital Turbine simplifies content discovery and delivers relevant content directly to consumer devices. The Company’s on-demand media platform powers frictionless app and content discovery, user acquisition and engagement, operational efficiency and monetization opportunities. Digital Turbine’s technology platform has been adopted by more than 40 mobile operators and OEMs worldwide, and has delivered more than three billion app preloads for tens of thousands of advertising campaigns. The company is headquartered in Austin, Texas, with global offices in Arlington, Durham, Mumbai, San Francisco, Singapore and Tel Aviv. For additional information visit www.digitalturbine.com.

Conference Call
Management will host a conference call today at 4:30 p.m. ET to discuss its fourth quarter and full fiscal year 2022 financial results and provide operational updates on the business. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.
For those who are not able to join the live call, a playback will be available through June 7, 2022. The replay can be accessed by dialing 877-344-7529, passcode 9278131.
The conference call will discuss forward guidance and other material information.
Use of Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted net income and earnings per share (“EPS”), non-GAAP adjusted EBITDA, non-GAAP free cash flow, and non-GAAP gross profit. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Digital Turbine Reports Fiscal 2022 Fourth Quarter Financial Results
May 31, 2022

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results.
The Company believes non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
1Non-GAAP adjusted net income and EPS are defined as GAAP net income and EPS adjusted to exclude the effect of stock-based compensation expense, amortization of intangibles, adjustments in the fair value of earn-out liabilities associated with acquisitions, and transaction-related expenses and compensation costs. Readers are cautioned that non-GAAP adjusted net income and EPS should not be construed as an alternative to comparable GAAP net income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.
2Non-GAAP adjusted EBITDA is calculated as GAAP net income excluding the following cash and non-cash expenses: net interest income/(expense), adjustments in the fair value of earn-out liabilities associated with acquisitions, income tax provision, depreciation and amortization, stock-based compensation expense, amortization of intangibles, foreign exchange transaction gains/(losses), loss on debt extinguishment, and transaction-related expenses and compensation costs. Readers are cautioned that non-GAAP adjusted EBITDA should not be construed as an alternative to net income determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.
3Non-GAAP free cash flow, which is a non-GAAP financial measure, is defined as net cash provided by operating activities (as stated in our Consolidated Statement of Cash Flows), excluding acquisition-related contingency and liability payments and transaction-related expenses and compensation costs, reduced by capital expenditures. Readers are cautioned that free cash flow should not be construed as an alternative to net cash provided by operating activities determined in accordance with U.S. GAAP as an indicator of profitability, performance or liquidity, which is the most comparable measure under GAAP.
4Non-GAAP gross profit is defined as GAAP income from operations adjusted to exclude the effect of product development costs, sales and marketing costs, general and administrative costs, and depreciation of software. Readers are cautioned that non-GAAP gross profit should not be construed as an alternative to income from operations determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.
Non-GAAP adjusted EBITDA, non-GAAP adjusted net income and EPS, non-GAAP free cash flow, and non-GAAP gross profit are used by management as internal measures of profitability and performance. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Digital Turbine Reports Fiscal 2022 Fourth Quarter Financial Results
May 31, 2022

Forward-Looking Statements
This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors and risks include:
•a decline in general economic conditions nationally and internationally
•decreased market demand for our products and services
•market acceptance and brand awareness of our products
•risks associated with indebtedness
•the ability to comply with financial covenants in outstanding indebtedness
•the ability to protect our intellectual property rights
•risks associated with adoption of our platform among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying our platform)
•actual mobile device sales and sell-through where our platform is deployed is out of our control
•risks associated with our ability to manage the business amid the COVID-19 pandemic
•the impact of COVID-19 on our partners, digital advertising spend and consumer purchase behavior
•the impact of COVID-19 on our results of operations
•risks associated with new privacy laws, such as the European Union’s GDPR and similar laws which may require changes to our development and user interface for certain functionality of our mobile platform
•risks associated with the activities of advertisers
•risks associated with the timing of our platform software pushes to the embedded bases of carrier and OEM partners
•risks associated with end user take rates of carrier and OEM software pushes which include our platform
•new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•risks associated with fluctuations in the number of our platform slots across US carrier partners
•required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale
•customer adoption that either we or the market may expect
•the difficulty of extrapolating monthly demand to quarterly demand
•the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as adjusted EBITDA)
•ability as a smaller company to manage international operations

Digital Turbine Reports Fiscal 2022 Fourth Quarter Financial Results
May 31, 2022

•varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•changes in economic conditions and market demand
•rapid and complex changes occurring in the mobile marketplace
•pricing and other activities by competitors
•technology management risk as the Company needs to adapt to a rapidly developing mobile device marketplace, complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources
•system security risks and cyberattacks
•risks and uncertainties associated with the integration of the acquisition of AdColony, including our ability to realize the anticipated benefits of the acquisition
•risks and uncertainties associated with the integration of the acquisition of Fyber, including our ability to realize the anticipated benefits of the acquisition
•challenges and risks associated with our rapid growth by acquisitions and resulting significant demands on our management and infrastructure
•challenges and risks associated with our global operations and related business, political, regulatory, operational, financial, and economic risks as a result of our global operations
•other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.
You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations Contact:
Brian Bartholomew
Digital Turbine, Inc.
brian.bartholomew@digitalturbine.com
SOURCE Digital Turbine, Inc.
Digital Turbine, Inc.

Digital Turbine Reports Fiscal 2022 Fourth Quarter Financial Results
May 31, 2022

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income / (Loss)
(in thousands, except per share amounts)

	Three months ended March 31,		Year ended March 31,
	2022	2021	2022	2021
Net revenue	$184,135	$95,082	$747,596	$313,579
Costs of revenue and operating expenses
License fees and revenue share	86,279	55,673	370,648	178,649
Other direct costs of revenue	8,453	387	29,838	2,358
Product development	12,129	6,292	52,723	20,119
Sales and marketing	16,237	4,932	63,309	19,304
General and administrative	33,612	11,844	138,837	33,940
Total costs of revenue and operating expenses	156,710	79,128	655,355	254,370
Income from operations	27,425	15,954	92,241	59,209
Interest and other income / (expense), net
Change in fair value of contingent consideration	(800)	(332)	(41,087)	(15,751)
Interest expense, net	(3,188)	(144)	(8,495)	(1,003)
Foreign exchange transaction gain	459	—	2,062	—
Loss on extinguishment of debt	—	(452)	—	(452)
Other expense, net	(151)	(95)	(749)	(146)
Total interest and other income / (expense), net	(3,680)	(1,023)	(48,269)	(17,352)
Income before income taxes	23,745	14,931	43,972	41,857
Income tax provision / (benefit)	3,604	(15,125)	8,403	(13,027)
Net income	20,141	30,056	35,569	54,884
Less: net income attributable to non-controlling interest	41	—	23	—
Net income attributable to Digital Turbine, Inc.	20,100	30,056	35,546	54,884
Other comprehensive income
Foreign currency translation adjustment	5,667	7	(39,395)	(312)
Comprehensive income	25,808	30,063	(3,826)	54,572
Less: comprehensive loss attributable to non-controlling interest	(2)	—	(934)	—
Comprehensive income attributable to Digital Turbine, Inc.	$25,810	$30,063	$(2,892)	$54,572
Net income per common share
Basic	$0.21	$0.34	$0.37	$0.62
Diluted	$0.19	$0.31	$0.35	$0.57
Weighted-average common shares outstanding
Basic	96,965	89,665	95,198	88,514
Diluted	104,151	97,582	102,640	96,151

Digital Turbine Reports Fiscal 2022 Fourth Quarter Financial Results
May 31, 2022

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except par value and share amounts)

	March 31, 2022	March 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$126,768	$30,778
Restricted cash	394	340
Accounts receivable, net	263,139	61,985
Prepaid expenses and other current assets	20,570	4,282
Total current assets	410,871	97,385
Property and equipment, net	31,086	13,050
Right-of-use assets	15,439	3,495
Deferred tax assets, net	—	12,963
Intangible assets, net	440,589	53,300
Goodwill	559,792	80,176
Other non-current assets	732	—
TOTAL ASSETS	$1,458,509	$260,369

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accounts payable	$167,858	$34,953
Accrued license fees and revenue share	95,170	46,196
Accrued compensation	28,775	9,817
Short-term debt	12,500	14,557
Other current liabilities	30,960	5,626
Acquisition purchase price liabilities	50,000	—
Total current liabilities	385,263	111,149
Long-term debt, net of debt issuance costs	520,785	—
Deferred tax liabilities, net	19,976	—
Other non-current liabilities	16,270	4,108
Total liabilities	942,294	115,257
Commitments and contingencies (Note 13)
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 97,921,826 issued and 97,163,701 outstanding at March 31, 2022; 90,685,553 issued and 89,949,847 outstanding at March 31, 2021	10	10
Additional paid-in capital	745,661	373,310
Treasury stock (758,125 shares at March 31, 2022 and March 31, 2021)	(71)	(71)
Accumulated other comprehensive loss	(39,341)	(903)
Accumulated deficit	(191,788)	(227,334)
Total stockholders' equity attributable to Digital Turbine, Inc.	514,571	145,112
Non-controlling interest	1,644	—
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,458,509	$260,369

Digital Turbine Reports Fiscal 2022 Fourth Quarter Financial Results
May 31, 2022

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Three months ended March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	20,141	30,056
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,506	2,052
Non-cash interest expense	215	39
Stock-based compensation expense	3,935	1,591
Loss on extinguishment of debt	—	255
Change in estimate of remaining contingent consideration	800	332
Right-of-use asset	2,773	312
Deferred income taxes	(8,780)	(12,952)
Payment of contingent consideration in excess of amount capitalized at acquisition	—	(10,332)
Foreign exchange transaction gain	(459)	—
(Increase) / decrease in assets:
Accounts receivable, gross	30,879	514
Allowance for doubtful accounts	685	1,424
Prepaid expenses and other current assets	2,556	(2,284)
Other non-current assets	209	—
Increase / (decrease) in liabilities:
Accounts payable	(6,705)	(4,460)
Accrued license fees and revenue share	(14,811)	9,643
Accrued compensation	(10,401)	1,195
Other current liabilities	8,520	(2,552)
Other non-current liabilities	(4,787)	(650)
Net cash provided by operating activities	41,276	14,183

Cash flows from investing activities
Business acquisitions, net of cash acquired	(530)	(20,636)
Capital expenditures	(7,588)	(2,659)
Net cash used in investing activities	(8,118)	(23,295)

Cash flows from financing activities
Proceeds from borrowings	179,147	15,000
Payment of debt issuance costs	(20)	(469)
Payment of contingent consideration	—	1
Payment of deferred business acquisition consideration	(204,501)	—
Options and warrants exercised	1,486	1,282
Payment of withholding taxes for net share settlement of equity awards	(1,018)	—
Repayment of debt obligations	(149)	(19,250)
Net cash used in financing activities	(25,055)	(3,436)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	3,619	7

Net change in cash and cash equivalents and restricted cash	11,722	(12,541)

Cash and cash equivalents and restricted cash, beginning of period	115,440	43,659

Cash and cash equivalents and restricted cash, end of period	$127,162	$31,118

Digital Turbine Reports Fiscal 2022 Fourth Quarter Financial Results
May 31, 2022

PRO FORMA REVENUE
(in thousands)
(Unaudited)

	Three months ended March 31,			Year ended March 31,
	2022	2021	% Change	2022	2021	% Change
On Device Media	$119,211	$97,471	22%	$502,637	$327,872	53%
In App Media - AdColony	40,357	39,407	2%	181,482	157,784	15%
In App Media - Fyber	29,215	20,328	44%	105,362	63,116	67%
Elimination	(4,648)	(2,361)	97%	(19,488)	(4,276)	356%
Consolidated	$184,135	$154,845	19%	$769,993	$544,496	41%

GAAP INCOME FROM OPERATIONS TO NON-GAAP GROSS PROFIT
(in thousands)
(Unaudited)

	Three months ended March 31,		Year ended March 31,
	2022	2021	2022	2021
Net revenue	$184,135	$95,082	$747,596	$313,579
Income from operations	27,425	15,954	92,241	59,209
Add-back items:
Product development	12,129	6,292	52,723	20,119
Sales and marketing	16,237	4,932	63,309	19,304
General and administrative	33,612	11,844	138,837	33,940
Depreciation of software included in other direct costs of revenue	836	387	3,060	2,357
Non-GAAP gross profit	$90,239	$39,409	$350,170	$134,929
Non-GAAP gross profit percentage	49%	41%	47%	43%

GAAP NET INCOME TO NON-GAAP ADJUSTED NET INCOME
(in thousands)
(Unaudited)

	Three months ended March 31,		Year ended March 31,
	2022	2021	2022	2021
Net income	$20,141	$30,056	$35,569	$54,884
Add-back items:
Stock and stock option compensation	3,935	1,591	19,304	5,877
Amortization of intangibles	13,544	766	48,417	2,776
Adjustment to estimated earn-out liability	800	332	41,087	15,751
Tax adjustment (1)	—	(11,154)	—	(11,154)
Transaction expenses	2,566	2,951	26,237	3,413
Non-GAAP adjusted net income from continuing operations	$40,986	$24,542	$170,614	$71,547
Non-GAAP adjusted net income per share from continuing operations	$0.39	$0.25	$1.66	$0.74
Weighted-average common shares outstanding, diluted	104,151	97,582	102,640	96,151

(1) Valuation allowance release

Digital Turbine Reports Fiscal 2022 Fourth Quarter Financial Results
May 31, 2022

GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(in thousands)
(Unaudited)

	Three months ended March 31,		Year ended March 31,
	2022	2021	2022	2021
Net income from continuing operations	$20,141	$30,056	$35,569	$54,884
Add-back items:
Stock and stock option compensation	3,935	1,591	19,304	5,877
Depreciation and amortization	16,506	2,052	57,452	7,114
Interest expense, net	3,188	144	8,495	1,003
Other expense, net	151	95	749	146
Change in fair value of contingent liability	800	332	41,087	15,751
Loss on extinguishment of debt	—	452	—	452
Foreign exchange transaction gain	(459)	—	(2,062)	—
Income tax provision / (benefit)	3,604	(15,125)	8,403	(13,027)
Transaction expenses	2,566	2,951	26,237	3,413
Non-GAAP adjusted EBITDA	$50,432	$22,548	$195,234	$75,613

GAAP CASH FLOW FROM OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW
(in thousands)
(Unaudited)

	Three months ended March 31,
	2022	2021
Net cash provided by operating activities	41,276	14,183
Capital expenditures	(7,588)	(2,659)
Payment of acquisition-related liabilities assumed	—	10,332
Transaction expenses	2,566	2,951
Non-GAAP free cash flow provided by continuing operations	$36,254	$24,807